                                                                  Exhibit (a)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------


                            Give the
                            SOCIAL SECURITY
For this type of account:   number of--
--------------------------------------------
1. Individual               The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a.The usual revocable     The grantor-
   savings trust (grantor   trustee(1)
   is also trustee)
b.So-called trust account   The actual
   that is not a legal or   owner(1)
   valid trust under state
   law
5. Sole proprietorship      The owner(3)
--------------------------------------------

                            Give the EMPLOYER
                            IDENTIFICATION
For this type of account:   number of--
----------------------------------------------
 6. Sole proprietorship     The owner(3)
 7. A valid trust, estate,  The legal entity
    or pension trust        (Do not furnish
                            the identifying
                            number of the
                            personal
                            representative
                            or trustee
                            unless the legal
                            entity itself is
                            not designated
                            in the account
                            title.)(4)
 8. Corporate               The corporation
 9. Association, club,      The organization
    religious, charitable,
    educational or other
    tax-exempt
    organization
10. Partnership             The partnership
11. A broker or registered  The broker or
    nominee                 nominee
12. Account with the        The public
    Department of           entity
    Agriculture in the
    name of public entity
    (such as a state or
    local government,
    school district, or
    prison) that receives
    agriculture program
    payments
                                           --

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Section references are to the Internal Revenue Code.

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding
The following is a list of payees generally exempt from backup withholding. For interest and dividends, all listed payees are exempt except the payee listed in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding. Only payees described in items
(2) through (6) are exempt from backup, withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.
 (1) A corporation.
 (2) An organization exempt from tax under section 501(a), an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
 (3) The United States or any of its agencies or instrumentalities.
 (4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
 (6) An international organization or any of its agencies or instrumentalities.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt from Backup Withholding
Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
Payments of interest generally not subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid by you.
Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Privacy Act Notice
Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information.-- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE